 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-279061
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 2, 2024)
OGE Energy Corp.
Up To $750,000,000
Common Stock
We have entered into an equity distribution agreement, dated October 28, 2026, with each of Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., The Bank of New York Mellon, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers, each of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as agents, and each of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as forward sellers, relating to our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms, and subject to the conditions, of the equity distribution agreement, common stock having an aggregate offering price of up to $750,000,000 may be offered and sold from time to time.
Under the equity distribution agreement, we may issue and sell common stock through one or more of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, acting as sales agents for us. We may also issue and sell common stock to one or more of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, acting as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common stock to any such entity as principal, we will enter into a separate terms agreement with such entity or entities, as the case may be, setting forth the terms of the transaction, and we will describe the terms of the offering of that common stock in a separate prospectus supplement or pricing supplement. We refer to each of these entities, when acting as agent for us or as principal, as a sales agent.
Under the equity distribution agreement, we may also enter into forward sale agreements between us and each of Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., The Bank of New York Mellon, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association or their respective affiliates. We refer to each of these entities, when acting in such capacity, as a forward purchaser. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will use commercially reasonable efforts to borrow from third parties and, through its affiliated agent or forward seller (or, in the case of BNY Mellon Capital Markets, LLC, through BTIG, LLC, an unaffiliated third party acting as its agent), sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the particular forward sale agreement. We refer to each entity acting as the agent or forward seller for a forward purchaser in this capacity as a forward seller, except in the case of BTIG, LLC, for which references to the forward seller refer instead to BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent).

In no event will the aggregate number of shares of our common stock sold to or through the sales agents or through the forward sellers under the equity distribution agreement have an aggregate sales price in excess of $750,000,000.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock through a forward seller. We expect to physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “OGE”. On October 27, 2026, the closing price of our common stock on the NYSE was $48.91 per share.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, through forward purchases, or as otherwise agreed with the sales agents and the forward sellers (and any related forward purchasers), in any manner permitted by applicable law. No sales agent or forward seller is required to sell any specific number or dollar amount of common stock but, as instructed by us, will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices, subject to the terms and conditions of the equity distribution agreement, the related forward sale agreement and other mutually agreed terms. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of common stock having an aggregate sales price of $750,000,000 and (2) the termination by us or the sales agents, the forward sellers and the forward purchasers of the equity distribution agreement pursuant to its terms.
We will pay each sales agent a commission of up to 1.00% of the gross sales price of all common stock sold through it as sales agent (as agent for us, but not as principal) under the equity distribution agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average gross sale price of all borrowed shares of our common stock sold during the applicable period through it as a forward seller.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before you make your investment decisions.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Barclays	BMO Capital Markets	BofA Securities
BTIG	J.P. Morgan	Mizuho
Morgan Stanley	MUFG	PNC Capital Markets LLC
RBC Capital Markets	Scotiabank	Wells Fargo Securities
The date of this prospectus supplement is October 28, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

PROSPECTUS
This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with these documents. This information is available without charge upon written or oral request as described under the caption “Where You Can Find More Information” in this prospectus supplement. Unless the context requires otherwise, in this prospectus supplement, “OGE Energy,” “we,” “us,” “our” and “our company” refer to OGE Energy Corp. and our subsidiaries.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus that also is a part of this document. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this process, we may sell an unspecified amount of the securities described in the accompanying prospectus, of which this offering is a part. This prospectus supplement provides you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock pursuant to this offering (which may include sales pursuant to forward sale agreements). This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement before investing in our common stock. For more details, you should read the exhibits filed with the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents, the forward sellers, the forward purchasers and their affiliates have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the sales agents, the forward sellers, the forward purchasers and their affiliates are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since these dates.
TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Actual results may vary materially from those expressed in forward-looking statements. In addition to the specific risk factors discussed in “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets served by us, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets, adjustments in market pricing mechanisms by the Southwest Power Pool, or allocation of transmission upgrade costs;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
the availability, cost, coverage and terms of insurance;

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;
•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from industries such as cryptocurrency and data centers;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, interest rate fluctuations, supply chain disruptions, economic recessions, pandemic health events, tariffs and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the SEC; and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026 and in other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.
OGE Energy Corp.
Company Background
We are a holding company whose primary investment provides electricity in Oklahoma and western Arkansas. Our electric company operations are conducted through our wholly-owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), which generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas and are reported through our electric company business segment. OG&E’s rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E was incorporated in 1902 under the laws of the Oklahoma Territory and is the largest electric company in Oklahoma, with a franchised service territory that includes Fort Smith, Arkansas and the surrounding communities. OG&E sold its retail natural gas business in 1928 and is no longer engaged in the natural gas distribution business.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our website address is www.oge.com. Our website address is provided for informational purposes only. No information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, and the documents referred to in this prospectus supplement and the accompanying prospectus.
Issuer
OGE Energy Corp.
Shares of our Common Stock Offered from Time To Time
Shares of our common stock, par value $0.01 per share, having an aggregate sales price of up to $750,000,000.
Use of Proceeds
As described in “Use of Proceeds,” we currently intend to add the net proceeds (1) from issuances and sales of our common stock to or through the sales agents and (2) upon the settlement of any forward sale agreement, in each case, to our general funds and to use those proceeds to fund capital expenditures and for other general corporate purposes, including to repay or refinance debt. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest bearing obligations. As of September 30, 2026, we had approximately $135.1 million of short-term debt outstanding, with a weighted average interest rate of 4.17%.
Affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, such lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on June 12, 2031.
New York Stock Exchange
Symbol
OGE
Accounting Treatment of Forward
Sales
In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of that particular forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share.
Conflicts of Interest
Some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay amounts outstanding under our revolving credit facility. Affiliates of certain of the sales agents are lenders under our revolving credit facility. Because affiliates of certain of the sales agents are lenders under our revolving credit facility, each such sales agent or its affiliate may receive more than 5% of the proceeds of this offering or upon settlement of any forward sale agreement.
In addition, we expect that all of the proceeds of any borrowed shares sold through a forward seller, and in the case of BNY Mellon Capital Markets, LLC, through its agent, BTIG, LLC, will initially be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities With Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). Pursuant to FINRA Rule 5121, no sales agent will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Risk Factors
An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and the periodic reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

RISK FACTORS
An investment in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf.
Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to settle (including physically settle) that forward sale agreement on a date specified by such forward purchaser if:
•
in the good faith, commercially reasonable judgment of such forward purchaser, it, or its affiliate, is unable to hedge its exposure to the transaction contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its agent or affiliate, is unable to borrow shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded with respect to shares of our common stock;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers as well as certain events such as a delisting of our common stock, or the occurrence of a change in law (each as more fully described in each forward sale agreement); or

•
certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, a breach of certain covenants, our bankruptcy (except as described below), or an illegality (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle (including physically settle) its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon an insolvency filing relating to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements.
The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the dates that are specified in the forward sale agreements and will not be more than 24 months from entry into the forward sale agreements.
The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements. If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective agents or forward sellers to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their respective agents or forward sellers had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, corresponding to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, corresponding to such difference. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” for a description of the forward sale agreements.
The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.
In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.
Upon an insolvency filing relating to us the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which any forward transaction has not been settled at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.
We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions, that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above. Likewise, if in the future we enter into any forward sale transaction that is not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, such forward sale transaction also may subject us to risks that are substantially similar to the risks described above.
You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.
The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our shareholders.
The vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio, or business acquisitions, and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements. If we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.
The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.
Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings, and political, economic, financial, and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded, and our business segments.
Our incurrence of additional debt or issuance of preferred stock that ranks senior to our common stock may adversely affect the market price of our common stock.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including debt securities convertible into equity or shares of preferred stock. Upon liquidation, holders of our debt securities and of any preferred stock that we may issue and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our board of directors is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our board of directors also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations, redemption and voting and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. If we incur additional debt or issue preferred stock in the future that has preference over common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.
Our charter and bylaws and Oklahoma law could delay or prevent a change in control that you may favor.
The terms of some of the provisions in our certificate of incorporation and bylaws and provisions of Oklahoma law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, our certificate of incorporation and bylaws:
•
authorize issuance of up to 5,000,000 shares of preferred stock without further action by shareholders;

•
contain “fair price” provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met; and

•
contain provisions stating that: (1) directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote.

In addition, Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder. The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds. Any of the above provisions could delay or prevent a change in control that you may favor.
We have broad discretion in the use of the net proceeds we receive from this offering, and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.
We have broad discretion in the use of the net proceeds we receive from this offering and may use the net proceeds in a manner that does not increase the value of your investment. Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will need to rely upon the judgment of our management with respect to the use of the net proceeds, potentially with only limited information concerning our specific intentions. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

USE OF PROCEEDS
We intend to add the net proceeds from the sale of our common stock under the equity distribution agreement and upon settlement of any forward sale agreement to our general funds and to use those proceeds to fund capital expenditures and for other general corporate purposes, including to repay or refinance debt. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest bearing obligations. As of September 30, 2026, we had approximately $135.1 million of short-term debt outstanding, with a weighted average interest rate of 4.17%.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock through a forward seller for the related forward purchaser in connection with any forward sale agreement as a hedge of the forward sale agreement. We expect to physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the forward sale agreement multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale agreement. We currently intend to use any cash proceeds that we receive upon physical settlement or upon cash settlement (if we so elect) of any forward sale agreement for the purposes provided in the immediately preceding paragraph. If we elect to cash settle or net share settle such forward sale agreement, then we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
Affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, such lenders will receive their pro rata portions of such proceeds. The term of our revolving credit facility expires on June 12, 2031.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock issued pursuant to this offering by Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities are subject to change or differing interpretation, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and will not seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS would not be sustained. In addition, this discussion does not address state, local or non-U.S. tax consequences.
This summary is applicable only to Non-U.S. Holders who purchase our common stock pursuant to this offering and who hold our common stock as a capital asset within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment purposes). This summary also does not address any possible applicability of any U.S. federal tax other than the income tax (such as estate tax or gift tax), the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, the Medicare contribution tax imposed on net investment income, or the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
persons subject to alternative minimum tax;

•
real estate investment trusts and regulated investment companies;

•
tax-exempt organizations;

•
pension funds;

•
brokers and dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•
“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons who own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons that are partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities or arrangements;

•
certain U.S. expatriates or former citizens or long-term residents of the United States;

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•
corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; and

•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships considering an investment in our common stock, and partners in such partnerships, should consult their tax advisors regarding the purchase, ownership and disposition of our common stock.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of common stock who is neither a “U.S. Person” (as defined below) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A “U.S. Person” is any person that, for U.S. federal income tax purposes, is or is treated as:
•
an individual citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions
If we pay cash or distribute property to Non-U.S. Holders, such distributions we make with respect to our common stock (other than certain pro rata distributions of common stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the taxable year of the distribution. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will first constitute a non-taxable return of capital, which reduces a Non-U.S. Holder’s tax basis in its shares of our common stock (determined separately for each share), but not below zero, and any excess thereafter will be treated as gain from the sale or disposition of our common stock subject to the U.S. federal income tax treatment described below in “— Gain on the Sale or Other Taxable Disposition of Common Stock.”
Any dividend on our common stock paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, subject to any exemption or lower rate as may be specified by an applicable tax treaty, unless the dividends are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States. The applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount of the distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a Non-U.S. Holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS.
In order to receive a reduced rate of or an exemption from withholding tax under an income tax treaty, a Non-U.S. Holder is required to satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying under penalty of perjury that such holder is not a U.S. person and is eligible for the benefits of the applicable tax treaty, or if our common stock is held through certain foreign intermediaries, by satisfying the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. investors that are partnerships or other pass-through entities.
Dividends received by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States generally will be exempt from withholding tax. In order to obtain this exemption, a Non-U.S. Holder must satisfy certain certification requirements, which may be met by providing the applicable withholding agent with a properly completed IRS Form W-8ECI (or any successor form thereof) certifying that the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends (which, if required by an applicable income tax treaty, are also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to “United States persons” (as defined in the Code), net of certain deductions and credits. In addition, if a Non-U.S. Holder is a corporation, such dividends received that are effectively connected with such holder’s conduct of a trade or business within the United States may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.
The forms described above may need to be periodically updated.
If a Non-U.S. Holder is eligible for a reduced rate of or an exemption from withholding tax pursuant to an income tax treaty, then such holder may obtain a refund of any excess amounts withheld if it timely files an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a U.S. taxpayer identification number).
Gain on the Sale or Other Taxable Disposition of Common Stock
Subject to the discussions regarding backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
i.
that gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder);

ii.
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

iii.
our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

With respect to clause (iii), in general, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business. We do not believe that we currently are a USRPHC nor do we expect to become a USRPHC in the future, but the test depends on market values and other factors that are subject to change. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax so long as our common stock is “regularly traded” on an “established securities market” (in each case, within the meaning of applicable Treasury regulations) (the “Regularly Traded Exception”) during the calendar year in which such Non-U.S. Holder disposes of our common stock, and such Non-U.S. Holder actually or constructively holds (at all times within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period) 5% or less of such regularly traded stock. If we are a USRPHC and we do not qualify for the Regularly Traded Exception, distributions which constitute a return of capital or gain will be subject to U.S. federal withholding tax at a rate of 15% unless a withholding certificate is obtained from the IRS to reduce or eliminate such withholding.
We believe that our common stock currently is regularly traded on an established securities market. However, no assurance can be given in this regard, and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of our common stock by a Non-U.S. Holder is subject to U.S. federal income taxation by reason of such stock being treated as a USRPI, such Non-U.S. Holder generally would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a “United States person” (as defined in the Code) and would be required to file a U.S. federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of such common stock from a Non-U.S. Holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such Non-U.S. Holder unless, at the time of such sale or other disposition, our common stock is regularly traded on an established securities market (as discussed above) or another exception to such withholding applies. The determination of whether a Non-U.S. Holder is a 5% shareholder and the potential application of the Regularly Traded Exception is complex and subject to uncertainty. Non-U.S. Holders should consult with their own tax advisors regarding such determinations and the consequences of these rules on their investment.
A Non-U.S. Holder described in clause (i) above generally will be required to pay U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates, as if such holder were a “United States person” (as defined in the Code), except as otherwise provided by an applicable income tax treaty, and such holder will be required to file a U.S. federal income tax return. In addition, corporate Non-U.S. Holders described in clause (i) above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable tax treaty.
An individual Non-U.S. Holder described in clause (ii) above will be subject to U.S. tax at a gross rate of 30% (or a lower rate if provided by an applicable tax treaty) on the amount by which the holder’s U.S.-source capital gains, including any gain from the sale or other disposition of our common stock, exceed any U.S.-source capital losses properly claimed during the taxable year of the disposition, unless otherwise provided by an applicable income tax treaty.
Information Reporting and Backup Withholding
Payors generally are required to report to the IRS and to Non-U.S. Holders the amount of distributions paid with respect to our common stock, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder’s country of residence.
Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8), as applicable. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a “United States person” (as defined in the Code).
In addition, proceeds from the sale or other taxable disposition of our common stock outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the backup withholding and information reporting requirements. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells or otherwise disposes of our common stock through a non-U.S. office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both backup withholding and information reporting unless such holder properly provides an executed IRS Form  W-8BEN or IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8), as applicable, certifying, under penalties of perjury, that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such holder is a United States person.

Backup withholding is not an additional tax. Amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in an appropriate and timely manner. Non-U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA
Sections 1471 through 1474 of the Code, commonly referred to as FATCA, impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, on the gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether receiving amounts as a beneficial owner or as an intermediary for another party), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. government requiring, among other things, that it undertakes to withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders (and certain equity and debt holders), and to annually identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. In December 2018, the Treasury Department issued proposed regulations indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds (but not on payments of dividends) from the sale or other disposition of common stock that otherwise would have taken effect in 2019. Pursuant to those proposed regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final regulations are issued. There can be no assurance that the proposed Treasury regulations will be finalized in their present form.
We will not pay any additional amounts with respect to any amounts withheld, including pursuant to FATCA. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement with the sales agents, the forward sellers and the forward purchasers under which common stock having an aggregate sales price of up to $750,000,000 may be offered and sold from time to time.
Under the equity distribution agreement, we may issue and sell common stock to or through one or more of the sales agents. We may also enter into one or more forward sale agreements between us and each of the forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will use commercially reasonable efforts to borrow from third parties and, through its affiliated agent, and in the case of BNY Mellon Capital Markets, LLC, through its agent, BTIG, LLC, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the particular forward sale agreement. We refer to each entity acting as the agent for a forward purchaser in this capacity as a forward seller, except in the case of BTIG, LLC, for which references to the forward seller refer instead to BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent).
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in privately negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, through forward purchases, or as otherwise agreed with the sales agents and the forward sellers (and any related forward purchasers), in any manner permitted by applicable law. No sales agent or forward seller will engage in any transaction that stabilizes our common stock.
We estimate that the total expenses payable by us in connection with the equity distribution agreement, any forward sale agreement and the offerings hereby, excluding compensation payable and expense reimbursement under the equity distribution agreement, will be approximately $1 million through the date of this prospectus supplement, and we expect to incur additional expenses, excluding compensation payable and expense reimbursement under the equity distribution agreement, in connection with this offering in the future. We have agreed to reimburse the sales agents, the forward sellers and the forward purchasers for certain expenses incurred by them in connection with the sale of shares of common stock offered hereby.
In connection with the sale of common stock as contemplated by this prospectus supplement, the sales agents and the forward sellers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents and the forward sellers may be deemed to be underwriting commissions and discounts. We have agreed to indemnify each of the sales agents, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments a sales agent, a forward seller or a forward purchaser may be required to make.
If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or our common stock, we are required by the equity distribution agreement to notify the sales agents, the forward sellers and the forward purchasers and sales of common stock under the equity distribution agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
We will report at least quarterly (1) the number of shares of our common stock sold through the sales agents under the equity distribution agreement, (2) the number of shares of our common stock sold through one or more of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, acting as principal, (3) the number of borrowed shares of our common stock sold through each forward seller in connection with any forward sale agreement, and (4) the net proceeds received by us with respect to all such common stock and the compensation paid by us with respect to all such common stock.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and the applicable sales agent, forward seller and forward purchaser may agree.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of common stock having an aggregate sales price of $750,000,000 and (2) the termination by us or the sales agents, the forward sellers and the forward purchasers of the equity distribution agreement pursuant to its terms. The equity distribution agreement may be terminated by the sales agents, the forward sellers, the forward purchasers or us at any time upon three days’ notice, by us in certain circumstances upon one day’s notice, and by the sales agents, the forward sellers or the forward purchasers at any time in certain circumstances, including our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse change in our company.
Sales Through Sales Agents
Upon its acceptance of written instructions from us, a sales agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell our common stock under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct the applicable sales agent as to the sales parameters, including the amount of common stock to be sold through it. We may instruct the applicable sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the applicable sales agent may suspend any sale of common stock upon proper notice and subject to other conditions. The obligation of the applicable sales agent under the equity distribution agreement to sell common stock pursuant to our instructions is subject to a number of conditions, which the applicable sales agent reserves the right to waive in its sole discretion.
Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or such earlier day as required by SEC rules or industry practice, unless another date is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The applicable sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold in respect of such trading day, the net proceeds to us and the compensation payable by us to the applicable sales agent with respect to the sales.
We will pay each sales agent commissions for its services in acting as sales agent for us in the sale of common stock. Each sales agent will be entitled to compensation of up to 1.00% of the gross sales price of all common stock sold through it as sales agent (as agent for us, but not as principal) under the equity distribution agreement.
Sales In Principal Transactions
Under the equity distribution agreement, we may also issue and sell common stock to one or more of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, acting as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common stock to any such entity as principal, we will enter into a separate terms agreement with such entity or entities, as the case may be, setting forth the terms of the transaction, including the commissions to be paid to such entity, and we will describe the terms of the offering of that common stock in a separate prospectus supplement or pricing supplement.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver a transaction notice relating to a forward sale, enter into one or more forward sale agreements with a forward purchaser and deliver instructions to its agent and, in the case of BTIG, LLC, BNY Mellon Capital Markets, LLC (acting through BTIG, LLC as agent), under the equity distribution agreement in its capacity as forward seller thereunder. Upon receipt by a forward seller of an instruction from us requesting that it execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the equity distribution agreement, the relevant forward purchaser or its affiliate will attempt to borrow, and the relevant forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other party.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day following each date the sales are made or such earlier day as required by SEC rule or industry practice, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of shares of our common stock and the effectiveness of the forward sale agreement are subject to a number of conditions, which each forward seller or forward purchaser, as applicable, reserves the right to waive in its sole discretion. The number of shares of common stock the forward seller sells on behalf of its related forward purchaser during the relevant hedging period in respect of a particular forward sale agreement will determine the number of shares subject to such agreement. If a forward purchaser determines, in its good faith and commercially reasonable judgment, that it or its affiliate is unable to borrow and deliver for sale any shares of our common stock, after using commercially reasonable efforts to do so, or that either it is impracticable to borrow and deliver any such shares or it or its affiliate would incur a stock loan cost of greater than the maximum stock loan rate specified in the relevant forward sale agreement, then the number of shares of our common stock underlying the relevant forward transaction will be limited accordingly (and possibly to zero).
In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 1.00% of the volume-weighted average gross sale price of all borrowed shares of our common stock sold during the applicable period through it as a forward seller. We refer to this commission rate as the forward hedge selling commission rate.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock through a forward seller. We expect to physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser (as more fully described below).
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume-weighted hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements, if any, will provide that the forward sale price, as well as the individual prices factoring into the adjusted volume-weighted hedge price used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate, less a spread, and will be subject to decrease on each of certain dates by certain pre-determined amounts relating to expected dividends during the term of the particular forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price for such day.
In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share.
We generally have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying a particular forward sale agreement prior to the maturity date of such transaction.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant unwind period under the particular forward sale agreement minus (b) the average forward sale price during a similar period, as specified in the applicable forward sale agreement, multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value corresponding to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value corresponding to such amount (in the event of net share settlement).
If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock and, upon net share settlement, its or its affiliate’s obligation to deliver shares to us, if applicable. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over that time, thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement.
If we enter into a forward sale agreement, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under that particular forward sale agreement that the forward purchaser determines is affected by that event and subject to the terms therein) and require us to settle (including physically settle) on a date specified by that forward purchaser if:
•
in the good faith, commercially reasonable judgment of the relevant forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by that particular forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its agent or affiliate is unable to borrow shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by the relevant forward purchaser;

•
certain ownership thresholds applicable to the forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the relevant forward sale agreement), including, among other things, certain mergers and tender offers as well as certain events such as a delisting of our common stock, or the occurrence of a change in law (each as more fully described in each forward sale agreement); or

•
certain events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into the relevant forward sale agreement, a breach of certain covenants, our bankruptcy (except as described below) or an illegality (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In those cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share and dividends per share. In addition, upon an insolvency filing relating to us, the particular forward sale agreement will terminate without further liability of either party, following which we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors” in this prospectus supplement.
Conflicts of Interest
As described in “Use of Proceeds,” some of the net proceeds of this offering or upon settlement of any forward sale agreement may be used to repay amounts outstanding under our revolving credit facility. Affiliates of certain of the sales agents are lenders under our revolving credit facility. To the extent that we use the net proceeds from this offering or upon settlement of any forward sale agreement to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, such lenders will receive their pro rata portions of such proceeds.
In addition, we expect that all of the proceeds of any borrowed shares sold through a forward seller, and in the case of BNY Mellon Capital Markets, LLC, through its agent, BTIG, LLC, will initially be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121 (Public Offerings of Securities With Conflicts of Interest). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). Pursuant to FINRA Rule 5121, no sales agent will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Other Relationships
Each sales agent, each forward seller, each forward purchaser and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Several sales agents, forward sellers, forward purchasers and their respective affiliates have engaged in, and each sales agent, forward seller, forward purchaser and their respective affiliates may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these engagements.
In addition, in the ordinary course of its business activities, each sales agent, each forward seller, each forward purchaser and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each sales agent, each forward seller, each forward purchaser and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Transfer Agent and Registrar
Computershare is the registrar and transfer agent for our common stock.
No Public Offering Outside of the United States
Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the legality of the common stock offered by this prospectus supplement, will be passed upon by our counsel, GableGotwals, Tulsa, Oklahoma. In addition, Husch Blackwell LLP, Chicago, Illinois, will pass upon certain legal matters relating to this offering for us. Certain legal matters will be passed upon for the sales agents and forward sellers by Hunton Andrews Kurth LLP, New York, New York.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2025 (including the financial statement schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus.
We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2025;

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026;

•
Our Current Reports on Form 8-K filed with the SEC on February 25, 2026, April 1, 2026, April 15, 2026, May 14, 2026, June 15, 2026, August 3, 2026, and October 8, 2026;

•
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2026 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025; and

•
The description of our common stock contained in Exhibit 4.30 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and as further updated by any subsequently filed amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement until we sell all of the shares of our common stock referred to herein.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS
OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
COMMON STOCK, $0.01 PAR VALUE PER SHARE
DEBT SECURITIES

We may offer for sale from time to time in one or more issuances (1) shares of our common stock, par value $0.01 per share, and (2) one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The common stock and debt securities are collectively referred to in this prospectus as the “Securities.” We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
Our common stock trades on the New York Stock Exchange under the symbol “OGE.” On May 1, 2024, the closing price of our common stock on the New York Stock Exchange was $35.05 per share.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 2.
Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to OGE Energy Corp.

i

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential,” “project,” “target” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:
•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures;

•
our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations;

•
the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures;

•
prices and availability of electricity, coal and natural gas;

•
competitive factors, including the extent and timing of the entry of additional competition in the markets we serve, potentially through deregulation;

•
the impact on demand for our services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs;

•
technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

•
factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

•
availability and prices of raw materials and equipment for current and future construction projects;

•
the effect of retroactive pricing of transactions in the Southwest Power Pool markets or adjustments in market pricing mechanisms by the Southwest Power Pool;

•
federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•
environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way our facilities are operated or result in stranded assets;

•
our ability to meet future capacity requirements mandated by the Southwest Power Pool, which could be impacted by future load growth, environmental regulations recently finalized by the Environmental Protection Agency, and the availability of resources;

•
changes in accounting standards, rules or guidelines;

•
the discontinuance of accounting principles for certain types of rate-regulated activities;

•
the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including losing control of our assets and potential ransoms, and other catastrophic events;

•
changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit our ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results;
•
creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency;

•
social attitudes regarding the electric utility and power industries;

•
identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures;

•
increased pension and healthcare costs;

•
national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, rising interest rates, supply chain disruptions, economic recessions, pandemic health events and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences;

•
costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to, those described in the reports we file with the Securities and Exchange Commission (“SEC”); and

•
other risk factors listed in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.
OGE ENERGY CORP.
We are a holding company whose primary investment provides electricity in Oklahoma and western Arkansas. Our electric company operations are conducted through our wholly-owned subsidiary, Oklahoma Gas and Electric Company (“OG&E”), which generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas and are reported through our electric company business segment. OG&E’s rates are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E was incorporated in 1902 under the laws of the Oklahoma Territory and is the largest electric company in Oklahoma, with a franchised service territory that includes Fort Smith, Arkansas and the surrounding communities. OG&E sold its retail natural gas business in 1928 and is no longer engaged in the natural gas distribution business.
We were incorporated in August 1995 in the state of Oklahoma and our principal executive offices are located at 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321; telephone (405) 553-3000. Our web site address is www.oge.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus.
RISK FACTORS
An investment in our Securities involves risk. Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
USE OF PROCEEDS
Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund our operating units and subsidiaries and to repay short-term debt. The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following statements are summaries of certain provisions of our Restated Certificate of Incorporation and are subject to the detailed provisions thereof. Such summaries do not purport to be complete, and reference is made to our Restated Certificate of Incorporation (which is filed as Exhibit 3.01 to our Form 10-Q for the quarter ended June 30, 2013, File No. 1-12579) for a full and complete statement of such provisions.
Authorized Shares
Under our Restated Certificate of Incorporation, we are authorized to issue 450,000,000 shares of common stock, par value $0.01 per share, of which 200,547,842 shares were outstanding on March 31, 2024.
We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.
Dividend Rights
Before we can pay any dividends on our common stock, the holders of our preferred stock that may be outstanding are entitled to receive their dividends at the respective rates as may be provided for the shares of their series. Currently, there are no shares of our preferred stock outstanding. Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends. We expect to derive principally all of the funds required by us to enable us to pay dividends on our common stock from dividends paid by OG&E on its common stock. Our ability to receive dividends on OG&E’s common stock is subject to the prior rights of the holders of any OG&E preferred stock that may be outstanding, any covenants of OG&E’s certificate of incorporation and OG&E’s debt instruments limiting the ability of OG&E to pay dividends and the ability of public utility commissions that regulate OG&E to effectively restrict the payment of dividends by OG&E.
Voting Rights
Each holder of common stock is entitled to one vote per share upon all matters upon which shareowners have the right to vote and generally will vote together as one class. Our board of directors has the authority to fix conversion and voting rights for any new series of preferred stock (including the right to elect directors upon a failure to pay dividends), provided that no share of preferred stock can have more than one vote per share.
Our Restated Certificate of Incorporation also contains “fair price” provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met. The provisions summarized in the foregoing sentence may be amended only by the approval of the holders of at least 80 percent of the voting power of our outstanding voting stock. Our voting stock consists of all outstanding shares entitled to vote generally in the election of directors and currently consists of our common stock.
Our voting stock does not have cumulative voting rights for the election of directors. Our Restated Certificate of Incorporation and By-Laws currently contain provisions stating that: (1) directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote. These provisions, along with the “fair price” provisions discussed above, the business combination and control share acquisition provision discussed below, may deter attempts to cause a change in control of our company (by proxy contest, tender offer or otherwise) and will make more difficult a change in control that is opposed by our board of directors.
Liquidation Rights
Subject to possible prior rights of holders of preferred stock that may be issued in the future, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to receive the remaining assets and funds pro rata, according to the number of shares of common stock held.
Other Provisions
Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified “business combinations” with the corporation for three years after the date that the shareowner became an interested stockholder. This provision does not apply if (1) before the acquisition date the corporation’s board of directors has approved either the business combination or the transaction in which the shareowner became an interested shareowner or (2) the corporation’s board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareowner vote to authorize the business combination. The term “business combination” encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation’s voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation’s voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds.
The board of directors may allot and issue shares of common stock for such consideration, not less than the par value thereof, as it may from time to time determine. No holder of common stock has the preemptive right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock is not subject to further calls or to assessment by us.

Our common stock is listed on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.
DESCRIPTION OF DEBT SECURITIES
The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At March 31, 2024, we had no senior debt securities outstanding under the Indenture (as defined below).
Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.
General
We may issue our debt securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of November 1, 2004 between us and BOKF, NA, as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”
The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities.
The Debt Securities will be obligations exclusively of our company. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the Debt Securities.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Public utility commissions that regulate our electric company subsidiary may effectively restrict the payment of dividends to us by our electric company subsidiary. See “Description of Capital Stock-Dividend Rights” for a description of certain limits on the ability of our regulated electric company subsidiary, OG&E, to pay dividends on its common stock.
Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of such entities and upon their earnings and cash flow, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.
We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:
•
the title, aggregate principal amount and offering price of that series of Debt Securities;

•
the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest;

•
the date on which the Debt Securities of that series will mature;

•
any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•
other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.
Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.
Registration, Transfer And Exchange
Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)
The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.
Payment and Paying Agents
Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)
All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 4.04 of the Indenture.)
Events of Default
The following are events of default under the Indenture:
•
default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•
default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•
specified events of bankruptcy, insolvency or reorganization of our company. (Section 7.01 of the Indenture.)

Acceleration of Maturity.   If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 7.01 of the Indenture.)
Indemnification of Trustee.   The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 8.02 of the Indenture.)
Right to Direct Proceedings.   The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 7.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 7.04 of the Indenture.)
Notice of Default.   The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.05 of the Indenture.)

Modification
Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.
We will not need the consent of the holders for the following types of amendments:
•
adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•
adding security for the Notes; or

•
making various other modifications, generally of a ministerial or immaterial nature. (Section 12.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:
•
a change in the maturity date or redemption date of any Note;

•
a reduction in the interest rate or extension of the time of payment of interest;

•
a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•
a change in the currency of any payment of principal, premium or interest on any Note;

•
an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•
a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•
a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 12.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.
Defeasance and Discharge
We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 4.01 of the Indenture.)
Consolidation, Merger and Sale of Assets; No Financial Covenants
We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being sixty-six and two thirds percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than sixty six and two thirds percent of our total assets without the consent of the holders of the Notes. (Sections 11.01 and 11.02 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.
Resignation or Removal of Trustee
The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Indenture.)
The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 8.10 of the Indenture.)
Concerning the Trustee
BOKF, NA is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some securities of our affiliates.
BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.
PLAN OF DISTRIBUTION
We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:
•
the name or names of any underwriters or agents;

•
the purchase price of the Securities;

•
our net proceeds from the sale of the Securities;

•
any underwriting discounts and other items constituting underwriters’ compensation; and

•
the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters
If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account. Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
General Information
Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.
Our outstanding common stock is listed for trading on the New York Stock Exchange. We may engage in at-the-market offerings of our common stock into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933. Any at-the-market offering of our common stock will be through an underwriter or underwriters acting as principal or agent for us.
Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
LEGAL OPINIONS
Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the Securities and certain other matters will be rendered by our counsel, GableGotwals, Tulsa, Oklahoma, and Husch Blackwell, Chicago, Illinois. Unless otherwise indicated in the applicable prospectus supplement, GableGotwals will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of OGE Energy Corp. appearing in OGE Energy Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including the financial statement schedule appearing therein), and the effectiveness of OGE Energy Corp.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

•
Our Current Report on Form 8-K, filed with the SEC on January 4, 2024; and

•
Description of our capital stock contained in Exhibit 4.28 to our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

OGE Energy Corp.
Up To $750,000,000
Common Stock

Prospectus Supplement

Barclays	BMO Capital Markets	BofA Securities
BTIG	J.P. Morgan	Mizuho
Morgan Stanley	MUFG	PNC Capital Markets LLC
RBC Capital Markets	Scotiabank	Wells Fargo Securities

October 28, 2026